Exhibit 99.1

Investor Contact:	Media Contact:
Arthur Shannon	Lainie Keller
arthur.shannon@bauschhealth.com	lainie.keller@bauschhealth.com
(514) 856-3855	(908) 927-0617
(877) 281-6642 (toll free)

DR. ANDREW C. VON ESCHENBACH JOINS BAUSCH HEALTH BOARD OF DIRECTORS
LAVAL, Quebec, October 30, 2018 – Bausch Health Companies Inc. (NYSE/TSX: BHC) ("Bausch Health" or the “Company”) today announced its board of directors has elected Dr. Andrew C. von Eschenbach to serve as a director, effective Oct. 29, 2018. With the addition of Dr. von Eschenbach, Bausch Health has a total of 11 members on its board, 10 of whom are independent.

"I am pleased to welcome Dr. Andrew von Eschenbach to the Bausch Health board of directors," said Joseph C. Papa, chairman and CEO, Bausch Health. "Andy’s multiple roles throughout his distinguished career, ranging from his service as commissioner of the U.S. Food and Drug Administration and as director of the National Cancer Institute to his more than 25 years at the University of Texas MD Anderson Cancer Center, make him an invaluable addition to the board.”

Dr. von Eschenbach was appointed acting commissioner of the U.S. Food and Drug Administration in 2005, was later confirmed by the Senate as commissioner in 2006 and then held the role until his resignation in 2009. Prior to that, he served as director of the National Cancer Institute at the National Institutes of Health from 2002 to 2006. Dr. von Eschenbach also previously served as a physician, surgeon, oncologist and executive at the University of Texas MD Anderson Cancer Center from 1976 until 2002, and since 2009, he has continued to serve as an adjunct professor there. He also currently serves as president of Samaritan Health Initiative and as a senior fellow at the Milken Institute.

In 2006, Dr. von Eschenbach was named to the “Time 100,” the magazine’s annual list of the 100 most influential people to shape the world. Additionally, he was selected in both 2007 and 2008 as one of the Modern Healthcare/Modern Physician’s “50 Most Powerful Physician Executives in Healthcare.”

Dr. von Eschenbach earned a B.S. from St. Joseph’s University and a M.D. from Georgetown University. Following medical school, he served as a lieutenant commander in the U.S. Naval Medical Corps. He completed his residency at Pennsylvania Hospital in Philadelphia and served as an instructor in Urology at the University of Pennsylvania School of Medicine. He then completed a fellowship in Urologic Oncology at the University of Texas MD Anderson Cancer Center.
"Bausch Health is working to build a company focused on developing and delivering innovative medicines and treatments that help meet significant unmet medical needs of patients around the world," said Dr. von Eschenbach. "I look forward to helping guide the company in its transformation."

About Bausch Health
Bausch Health Companies Inc. (NYSE/TSX: BHC) is a global company whose mission is to improve people’s lives with our health care products. We develop, manufacture and market a range of pharmaceutical, medical device and over-the-counter products, primarily in the therapeutic areas of eye health, gastroenterology and dermatology. We are delivering on our commitments as we build an innovative company dedicated to advancing global health. More information can be found at www.bauschhealth.com.
Forward-looking Statements
This news release may contain forward-looking statements, which may generally be identified by the use of the words "anticipates," “is working to build”, "expects," "intends," "plans," "should," "could," "would," "may," "will," "believes," "estimates," "potential," "target," or "continue" and variations or similar expressions. These statements are based upon the current expectations and beliefs of management and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include, but are not limited to, risks and uncertainties discussed in the Company's most recent annual or quarterly report and detailed from time to time in the Company's other filings with the Securities and Exchange Commission and the Canadian Securities Administrators, which factors are incorporated herein by reference. In addition, certain material factors and assumptions have been applied in making these forward-looking statements, including that the risks and uncertainties outlined above will not cause actual results or events to differ materially from those described in these forward-looking statements. The Company believes that the material factors and assumptions reflected in these forward-looking statements are reasonable, but readers are cautioned not to place undue reliance on any of these forward-looking statements. These forward-looking statements speak only as of the date hereof. Bausch Health undertakes no obligation to update any of these forward-looking statements to reflect events or circumstances after the date of this news release or to reflect actual outcomes, unless required by law.

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